EXHIBIT 10.48

TERMINATION AND RELEASE AGREEMENT (this “Agreement”), dated as of October 1, 2003 (this “Agreement”), between eRoomSystem Technologies, Inc., a Nevada corporation (the “Company”) and Gregory L. Hrncir, an individual residing at 4147 Sumac Dr., Sherman Oaks, CA 91403 (“Employee”).

WHEREAS, pursuant to that certain employment agreement dated January 1, 2001, Employee is employed by the Company as its Chief Operating Officer (the “Employment Agreement”), and additionally serves as the General Counsel and Secretary of the Company and is a Director and Secretary of eRoomSystem Services, Inc., a subsidiary of the Company, in connection with which employment, Employee is owed certain amounts in accrued salary compensation and other benefits (the “Past Due Compensation”).

WHEREAS, the Company is the holder of a promissory note dated December 31, 2001 in the principal amount of $58,500 (the “Employee Note”) which represents the exercise price of an option to purchase 225,000 shares (the “Option Shares”) of common stock, par value $0.001 per share (“Common Stock”), of the Company, exercised by Employee on December 31, 2001;

WHEREAS, as an inducement to Gestetner Group, LLC, a New Jersey limited liability company (“Gestetner”), for it to invest capital into the Company pursuant to that certain Note Purchase Agreement of even date herewith by and among the Company, Gestetner and the other parties thereto, the Company and Employee each wish to (i) terminate the Employment Agreement in its entirety, (ii) waive and release the other party’s future obligations under the Employment Agreement, and all claims or liabilities which it may have against such other party as of the date of this Agreement, including, without limitation, pursuant to the Employment Agreement, and (iii) agree with the other party upon certain other terms related to the foregoing.

The parties hereto agree as follows:

1.

Termination of Employment Agreement.

(a)

The Employment Agreement is hereby terminated in its entirety and Employee hereby resigns, effective immediately, as an officer and director of the Company and any of its subsidiaries. Each of the Company and Employee hereby acknowledges that no further obligations remain outstanding under the Employment Agreement as of the date hereof; including without limitation, the Past Due Compensation.

(b)

Each party hereto, at its own expense, shall, or shall cause its respective representatives and agents to, promptly return to the other party hereto any and all information, documents or other materials relating to or containing confidential or proprietary information of such other party hereto which are, and any and all other property of the other party hereto which is, in such party’s possession, care or control, regardless of whether such materials were created or prepared by such party and regardless of the form of, or medium containing, such information, documents or other materials or other property.

2.

Consulting Agreement.  Upon execution of this Agreement by the Company and Employee, the Company and Employee shall execute and deliver to each other counterpart signature pages to the form of certain Consulting Agreement attached hereto as Exhibit A (the “Consulting Agreement”).

3.

Cancellation of Employee Note and Note Share.  (a) The Company agrees, simultaneously with the execution and delivery of this Agreement, to surrender the Employee Note to Employee as paid in full in exchange for the surrender by Employee to the Company of the Option Shares, together with instruments of transfer executed in blank therefor, for cancellation by the Company.

(a)

Upon surrender and cancellation of the Option Shares (upon surrender to Employee of the Employee Note), and in consideration for Employee’s surrender of the Past Due Compensation, the Company shall issue to Employee, pursuant to the Company’s 2000 Stock Option and Incentive Plan, an option (the “New Options”) to purchase 225,000 shares of Common Stock with an exercise price of $0.26 per share and an expiration date ten (10) years from the date hereof, in the form attached hereto as Exhibit B.

4.

Representations and Warranties of Employee.  Employee hereby represents and warrants that, other than as set forth in this Agreement, (i) he is not owed any compensation (monetary or otherwise) and is not entitled to receive any other securities in the Company except as expressly provided herein and has not assigned any such rights to receive any such compensation from the Company to a third party, and (ii) the Company has no unfulfilled obligation to him or to any third party assignee of Employee.

5.

Entire Agreement.  This Agreement constitutes the entire agreement between the parties with respect to the matters set forth herein, and supersedes all prior agreements or understandings between the parties with respect to such matters, including, without limitation, the Employment Agreement.  Notwithstanding anything to the contrary in the Employment Agreement, no provisions of the Employment Agreement shall survive termination thereof pursuant to Section 1 of this Agreement.

6.

Descriptive Headings.  Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

7.

Notices.  All notices, requests and other communications to any party hereunder shall be in writing, and shall be sufficient if delivered personally or sent by telecopy (with confirmation of receipt) or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to the Company:

ERoomSystem Technologies, Inc.

106 East 13200 South

Draper, Utah 84020-8954

Facsimile: (801) 572-3122

If to Employee, at the address set forth on the first page of this Agreement.

or to such other address or telecopy number as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith.  Each such notice, request or communication shall be effective when received or, if given by mail, when delivered at the address specified in this Section 7 or on the fifth business day following the date on which such communication is posted, whichever occurs first.

8.

Counterparts.  This Agreement may be executed in one or more counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

9.

Benefits of Agreement.  All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Except as otherwise provided in the immediately preceding sentence, this Agreement is for the sole benefit of the parties hereto and not for the benefit of any third party.

10.

Amendments and Waivers.  No modification, amendment or waiver of any provision of, or consent required by, this Agreement, nor any consent to any departure herefrom, shall be effective unless it is in writing and signed by the parties hereto.  Such modification, amendment, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

11.

Assignment.  This Agreement and the rights and obligations hereunder shall not be assignable or transferable without the prior written consent of the Company.  Any instrument purporting to make an assignment in violation of this Section 11 shall be void and of no effect.

12.

GOVERNING LAW; CONSENT TO JURISDICTION.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ITS CHOICE OR CONFLICT OF LAWS PROVISIONS).  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF ANY FEDERAL COURT OR STATE COURT OF NEW YORK LOCATED IN NEW YORK CITY, AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE LITIGATED EXCLUSIVELY IN SUCH COURTS.  EACH OF THE PARTIES HERETO AGREES NOT TO COMMENCE ANY LEGAL PROCEEDING RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY EXCEPT IN SUCH COURTS.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING IN ANY SUCH COURT AND HEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

13.

Enforceability.  It is the desire and intent of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought.  Accordingly, if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, then such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.

14.

Survival of Provisions.  Notwithstanding anything to the contrary in this Agreement, the provisions of Sections 5, 9, 10, 11, 12, 13, and this Section 14 shall survive both the execution and termination of this Agreement (regardless of the manner or basis of termination) in accordance with their terms.

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56510

IN WITNESS WHEREOF, the parties hereto have executed, or have caused their duly authorized representative to execute, this Termination and Release Agreement as of the date first above written.

EROOMSYSTEM TECHNOLOGIES, INC.

By: /s/ David A. Gestetner

      Name:  David A. Gestetner

      Title:  Chief Executive Officer

/s/ Gregory L. Hrncir

Gregory L. Hrncir